Exhibit 99.1

Contact:	Investor Relations
Colin T. Severn
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS

FIRST QUARTER 2013 RESULTS

Financial Highlights

2013 First Quarter and Comparison to 2012 First Quarter

•	Net loss available to common stockholders of $(3.5) million, or $(0.03) per share

•	Consolidated operating revenue of $80.9 million, up 84%

•	Homebuilding gross margin of $13.1 million, up 217%

•	Homebuilding gross margin percentage of 17.1%, up 410 basis points

•	New home deliveries of 268 homes, up 109%

•	Net new home orders of 361, up 12%

•	Backlog of homes sold but not closed of 498, up 50%

•	Dollar amount of backlog of homes sold but not closed of $170.8 million, up 115%

•	Adjusted EBITDA of $4.6 million, an increase of 150%

NEWPORT BEACH, CA—May 3, 2013—William Lyon Homes reported improved operating results for the first quarter ended March 31, 2013. Home sales revenue increased 140% to $76.4 million for the quarter ended March 31, 2013, or the 2013 period, as compared to $31.8 million for the quarter ended March 31, 2012, or the 2012 period. The increase in revenues is due to a 109% increase in deliveries, as well as a 15% increase in average sales price of homes closed. The increase in deliveries was driven by a 192% increase in the number of homes in backlog at the beginning of the 2013 period compared to the 2012 period. On a same store basis, which represents projects that were open during the comparable periods, average sales prices increased 8% from $299,200 in the first quarter of 2012 to $323,600 in the first quarter of 2013.

Net new home orders for the 2013 period were 361, up 12%, from 321 for the 2012 period. The increase in net new home orders is primarily attributable to a full quarter of results from our Colorado division of 49 orders, and an increase of 63% in Nevada. Our total orders for Southern California and Northern California decreased 18% and 4%, respectively, with an increase on a sales per community basis, of 64% in Southern California and 93% in Northern California.

Due to improving revenues and absorption, which translates into lower period costs, the Company reported improved adjusted homebuilding gross margins to 23.2% during the 2013 period, compared to 20.8% in the 2012 period. In addition, our divisions have shown improvement in homebuilding gross margins during the period compared to the fourth quarter of 2012, including our Southern California division which is up 250 basis points, Northern California which is up 50 basis points, Arizona which is up 330 basis points and Nevada which is up 260 basis points.

As of March 31, 2013, the Company reported backlog units of 498, a 50% increase compared to 332 units as of March 31, 2012. In addition, the dollar value of homes in backlog climbed to $170.8 million, a 115% increase over $79.4 million as of March 31, 2012. As of April 28, 2013, the Company had units in backlog of over 550 units with a value of over $200 million. The Company continued to add to its lot supply, ending the quarter with over 13,000 lots owned and controlled.

Operating loss improved to $(0.8) million during the 2013 period from $(5.5) million in the combined 2012 period. The Company recorded net loss available to common stockholders of $(3.5) million, or $(0.03) per share, in the 2013 period, compared to prior year net loss available to common stockholders of $(5.4) million, or $(0.06) per share in the Successor period, as defined below. The Company improved its adjusted EBITDA 150% to $4.6 million during the 2013 period, compared to negative adjusted EBITDA of $(9.2) million in the combined 2012 period.

Financial data included herein as of December 31, 2012, includes Colorado operations from December 7, 2012 (date of acquisition) through December 31, 2012. There were no operations in our Colorado division for the three months ended March 31, 2012, therefore quarter over quarter comparisons are not meaningful (“N/M”) as indicated in the comparative tables in a schedule attached to this release.

Selected financial and operating information for the Company is set forth in greater detail in a schedule attached to this release. The Company will hold a conference call on Friday, May 3, 2013 at 11:00 a.m. Pacific Time to discuss the first quarter of 2013 results. The dial-in number is (800) 237-9752 (enter passcode number 98631883). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on May 3, 2013 at 1:00 p.m. Pacific Time through midnight on May 31, 2013. The dial-in number for the replay is (888) 286-8010 (enter passcode number 66098165). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is one of the largest Western U.S. regional homebuilders, primarily engaged in the design, construction, marketing and sale of new single-family detached and attached homes in California, Arizona, Nevada and Colorado. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s web-site at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

As a result of the consummation of the Prepackaged Joint Plan of Reorganization on February 25, 2012, the Company adopted Fresh Start Accounting in accordance with Accounting Standards Codification No. 852, Reorganizations. Accordingly, the financial statement information prior to February 25, 2012 is not comparable with the financial statement information for periods on and after February 25, 2012. Any reference hereinafter to the “Successor” reflects the operations of the Company post-emergence from February 25, 2012 through March 31, 2012 and any reference to the “Predecessor” refers to the operations of the Company pre-emergence prior to February 25, 2012.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended March 31,
	2013	2012
Selected Financial Information (dollars in thousands)	Consolidated Total	Combined Total	Percentage % Change
Homes closed	268	128	109%

Home sales revenue	$76,434	$31,796	140%
Cost of sales (excluding interest)	(58,696)	(25,174)	133%

Adjusted homebuilding gross margin (1)	$17,738	$6,622	168%

Adjusted homebuilding gross margin percentage (1)	23.2%	20.8%	11%

Interest in cost of sales	(4,632)	(2,487)	86%

Gross margin	$13,106	$4,135	217%

Gross margin percentage	17.1%	13.0%	32%

Number of homes closed
Southern California	22	23	(4%)
Northern California	31	24	29%
Arizona	100	52	92%
Nevada	66	29	128%
Colorado	49	—	N/M

Total	268	128	109%

Average sales price of homes closed
Southern California	$461,200	$484,400	(5%)
Northern California	323,200	282,700	14%
Arizona	216,300	155,800	39%
Nevada	223,700	198,800	13%
Colorado	405,700	—	N/M

Total	$285,200	$248,400	15%

Number of net new home orders
Southern California	68	83	(18%)
Northern California	53	55	(4%)
Arizona	93	123	(24%)
Nevada	98	60	63%
Colorado	49	—	N/M

Total	361	321	12%

Average number of sales locations during period
Southern California	4	8	(50%)
Northern California	2	4	(50%)
Arizona	6	2	200%
Nevada	6	6	0%
Colorado	5	—	N/M

Total	23	20	15%

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of March 31,
	2013	2012
	Consolidated Total	Combined Total	Percentage % Change
Backlog of homes sold but not closed at end of period
Southern California	78	82	(5%)
Northern California	50	56	(11%)
Arizona	165	146	13%
Nevada	123	48	156%
Colorado	82	—	N/M

Total	498	332	50%

Dollar amount of homes sold but not closed at end of period
(in thousands)
Southern California	$46,513	$34,025	37%
Northern California	17,561	17,231	2%
Arizona	40,889	20,369	101%
Nevada	33,832	7,783	335%
Colorado	32,003	—	N/M

Total	$170,798	$79,408	115%

Lots owned and controlled at end of period
Lots owned
Southern California	1,092	690	58%
Northern California	265	743	(64%)
Arizona	5,982	6,142	(3%)
Nevada	2,845	2,647	7%
Colorado	498	—	N/M

Total	10,682	10,222	5%

Lots controlled
Southern California	96	307	(69%)
Northern California	637	—	100%
Arizona	1,396	—	100%
Nevada	192	—	100%
Colorado	208	—	N/M

Total	2,529	307	724%

Total lots owned and controlled
Southern California	1,188	997	19%
Northern California	902	743	21%
Arizona	7,378	6,142	20%
Nevada	3,037	2,647	15%
Colorado	706	—	N/M

Total	13,211	10,529	25%

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Successor		Predecessor
	Three Months Ended March 31, 2013	Period from February 25 through March 31, 2012	Period from January 1 through February 24, 2012
Operating revenue
Home sales	$76,434	$15,109	$16,687
Construction services	4,419	3,195	8,883

	80,853	18,304	25,570

Operating costs
Cost of sales - homes	(63,328)	(13,063)	(14,598)
Construction services	(4,038)	(2,896)	(8,223)
Sales and marketing	(4,668)	(1,093)	(1,944)
General and administrative	(8,524)	(2,213)	(3,302)
Amortization of intangible assets	(622)	(1,402)	—
Other	(485)	(599)	(187)

	(81,665)	(21,266)	(28,254)

Operating loss	(812)	(2,962)	(2,684)
Interest expense, net of amounts capitalized	(1,284)	(1,714)	(2,507)
Other income, net	87	47	230

Loss before reorganization items	(2,009)	(4,629)	(4,961)
Reorganization items, net	(464)	(353)	233,458

Net (loss) income	(2,473)	(4,982)	228,497
Less: net income attributable to noncontrolling interest	(75)	(77)	(114)

Net (loss) income attributable to William Lyon Homes	(2,548)	(5,059)	228,383
Preferred stock dividends	(974)	(292)	—

Net (loss) income available to common stockholders	$(3,522)	$(5,351)	$228,383

(Loss) income per common share, basic and diluted	$(0.03)	$(0.06)	$228,383
Weighted average common shares outstanding, basic and diluted	120,300,654	92,368,169	1,000

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

(unaudited)

	Successor
	March 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$66,404	$71,075
Restricted cash	853	853
Receivables	20,026	14,789
Real estate inventories
Owned	439,491	421,630
Not owned	39,029	39,029
Deferred loan costs, net	7,054	7,036
Goodwill	14,209	14,209
Intangibles, net	3,998	4,620
Other assets, net	7,842	7,906

Total assets	$598,906	$581,147

LIABILITIES AND EQUITY
Accounts payable	$24,193	$18,735
Accrued expenses	47,749	41,770
Liabilities from inventories not owned	39,029	39,029
Notes payable	22,269	13,248
8 1/2% Senior Notes due November 15, 2020	325,000	325,000

	458,240	437,782

Commitments and contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock, par value $0.01 per share; 80,000,000 shares authorized; 77,005,744 shares issued and outstanding at March 31, 2013 and December 31, 2012	71,571	71,246
Equity:
William Lyon Homes stockholders’ equity
Common stock, Class A, par value $0.01 per share; 340,000,000 shares authorized; 70,121,378 shares issued and outstanding at March 31, 2013 and December 31, 2012	701	701
Common stock, Class B, par value $0.01 per share; 50,000,000 shares authorized; 31,464,548 shares issued and outstanding at March 31, 2013 and December 31, 2012	315	315
Common stock, Class C, par value $0.01 per share; 120,000,000 shares authorized; 16,020,338 shares issued and outstanding at March 31, 2013 and December 31, 2012	160	160
Common stock, Class D, par value $0.01 per share; 30,000,000 shares authorized; 3,084,585 and 2,499,293 shares outstanding at March 31, 2013 and December 31, 2012, respectively	31	25
Additional paid-in capital	73,418	73,113
Accumulated deficit	(15,124)	(11,602)

Total William Lyon Homes stockholders’ equity	59,501	62,712
Noncontrolling interest	9,594	9,407

Total equity	69,095	72,119

Total liabilities and equity	$598,906	$581,147

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited)

SELECTED FINANCIAL DATA (dollars in thousands):

	Successor		Predecessor
	Three Months Ended March 31, 2013	Period from February 25 through March 31, 2012	Period from January 1 through February 24, 2012
Net (loss) income attributable to William Lyon Homes	$(2,548)	$(5,059)	$228,383
Net cash used in operating activities	$(10,460)	$(4,296)	$(17,321)
Interest incurred	$7,151	$4,234	$7,145
Adjusted EBITDA (2)	$4,593	$(728)	$(8,435)
Adjusted EBITDA Margin	5.7%	(4.0%)	(33.0%)
Ratio of adjusted EBITDA to interest incurred	0.64	(0.17)	(1.18)

Balance Sheet Data

	Successor
	March 31,	December 31,
	2013	2012
Cash, cash equivalents and restricted cash	$67,257	$71,928

Redeemable convertible preferred stock	71,571	71,246
Total William Lyon Homes stockholders’ equity	59,501	62,712
Noncontrolling interest	9,594	9,407
Total debt	347,269	338,248

Total book capitalization	$487,935	$481,613

Ratio of debt to total book capitalization	71.2%	70.2%
Ratio of debt to total book capitalization (net of cash)	66.6%	65.0%

(1)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest has on homebuilding gross margin and allows investors to make better comparisons with our competitors.
(2)

Adjusted EBITDA means net (loss) income plus (i) benefit from income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) gain (loss) on retirement of debt, (vi) depreciation and amortization, (vii) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures, (viii) stock based compensation expense and (ix) non-cash reorganization items. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net (loss) income attributable to William Lyon Homes to adjusted EBITDA is provided as follows:

	Successor		Predecessor
	Three Months Ended March 31, 2013	Period from February 25 through March 31, 2012	Period from January 1 through February 24, 2012
Net (loss) income attributable to William Lyon Homes	$(2,548)	$(5,059)	$228,383
Interest expense
Interest incurred	7,151	4,234	7,145
Interest capitalized	(5,867)	(2,520)	(4,638)
Amortization of capitalized interest included in cost of sales	4,632	1,127	1,360
Stock based compensation	311	—	—
Non-cash reorganization items	—	—	(241,271)
Depreciation and amortization	914	1,490	586

Adjusted EBITDA	$4,593	$(728)	$(8,435)